MediaOne Group, Inc.
Proportionate Results Highlights (1)
(UNAUDITED)

                         Three                           Six
                     Months Ended       Pro         Months Ended       Pro
Dollars in             June 30,        Forma(2)       June 30,        Forma(2)
millions

                     1999   1998   %      %        1999   1998      %      %
------------------------------------------------------------------------------
Proportionate Revenue
 MediaOne          $  665 $  607   9.6%  10.1%     $1,319 $1,226   7.6%   10.7%
 Multimedia
  Ventures (3)        781    728   7.3    9.7       1,529  1,470   4.0     8.2
 International        456    341  33.7   22.6         896    659  36.0    24.8
 Corporate
  & other               3     26 (88.5)(183.3)          7     42 (83.3) (136.4)
                    ----- ------ ------ ------      -----  ----- ------ ------
                   $1,905 $1,702  11.9%  12.0%     $3,751 $3,397  10.4%   12.2%
                    ===== ====== ====== ======     ====== ====== ====== ======

Proportionate Operating Cash Flow(4)

 MediaOne          $  248 $  239   3.8%   5.1%     $  489 $  479   2.1%    2.7%
 Multimedia
  Ventures (3)        393    206  90.8    8.7         636    394  61.4     7.2
 International         98     51  92.2   63.3         199     68 192.6   136.9
 Corporate
  & other             (19)   (17)(11.8)  (9.1)        (38)   (30)(26.7)   (2.9)
                   ------- ------ -----  -----     ------- ------ -----  -----
                   $  720 $  479  50.3%  14.9%     $1,286 $  911  41.2%   17.3%
                   ====== ======  =====  =====     ====== ====== ======  =====

---------------------------------------------------------------------
(1) Excludes results for the domestic wireless operations which were sold in April, 1998.
(2) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions. Total pro forma revenue would be $1,897 and $1,694 for the three months ended June 30, 1999 and 1998, respectively, and $3,740 and $3,333 for the respective six month periods. Total pro forma operating cash flow would be $525 and $457 for the three months ended
    June 30, 1999 and 1998, respectively, and $1,038 and $885 for the respective six month periods.
(3) Includes 25.51% of Time Warner Entertainment's reported results.
(4) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
---------------------------------------------------------------------

                                  -5-